SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

September 30, 2002

quepasa.com, inc.
(Exact name of registrant as specified in its charter)

Nevada	0-25565	86-0879433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	I.D. Number)

410 No. 44th Street
Suite 450
Phoenix, AZ 85008
(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 231-9002

5150 North 16th Street
Suite B-145
Phoenix, AZ 85016
(Former name or former address, if changed since last report)

ITEM 5.    OTHER INFORMATION

On September 30, 2002, the Registrant executed a Share Exchange Agreement (the “Agreement”) with Vayala Corporation Delaware (“Vayala”), pursuant to which the Registrant will acquire all of the 4,768,962 issued and outstanding shares of Vayala from the Vayala Security Holders in exchange for certain securities of the Registrant, subject to additional earn-out provisions set forth in Section 1.2 of the Agreement.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

10.15    Agreement concerning the exchange of securities between Quepasa.com, inc. and Vayala Corporation, Delaware, dated September 30, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

quepasa.com, inc. (Registrant)

By:	/s/ JEFFREY S. PETERSON
Jeffrey S. Peterson Chief Executive Officer

Dated:  October 14, 2002